Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 11, 2026 among HUB GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors signatory hereto, the Required Lenders signatory hereto, and BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch (“Administrative Agent”), as Administrative Agent, Swingline Lender and a L/C Issuer as provided herein.

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, Swingline Lender and L/C Issuer entered into that certain Credit Agreement, dated as of June 20, 2025 (as amended by that certain First Amendment to Credit Agreement and Waiver, dated as of March 23, 2026 (the “First Amendment”) and that certain Second Amendment to Credit Agreement and Waiver, dated as of June 12, 2026 (the “Second Amendment”), and as may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, the First Amendment and the Second Amendment, as applicable.

B. The Borrower has requested that the Required Lenders agree that (i) the required delivery date under Section 8.4(a) of the Credit Agreement for the quarterly unaudited financial statements for the fiscal quarters ended March 31, 2026, June 30, 2026, and September 30, 2026 be amended to require delivery thereof by November 30, 2026 and (ii) the required delivery date under Section 8.4(b) of the Credit Agreement for the annual audited financial statements for the annual accounting period of the Borrower ending December 31, 2025 be amended to require delivery thereof by November 30, 2026 (collectively, the “Extended Financial Statements Delivery Dates”).

C. The Borrower has notified the Administrative Agent and the Lenders that it has paid or anticipates paying costs, fees and expenses arising out of and in connection with matters related to the 8-K Disclosures, the May 8-K Disclosures and the Restated Financial Statements (collectively, the “One-Time Expenses”).

D. The Borrower has requested that the Required Lenders consent to, and the Required Lenders will so consent on the terms of this Amendment to, (i) the Extended Financial Statements Delivery Dates and (ii) an add-back to EBITDA of cash charges for the One-Time Expenses but solely to the extent such One-Time Expenses are incurred in the calendar year 2026.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. Section 1.1 of the Credit Agreement shall be and hereby is amended to insert a definition of “2026 Expenses” therein in proper alphabetical order to read as follows:

“2026 Expenses” means costs, fees, and expenses incurred in connection with or arising out of matters related to the circumstances and events described in the 8-K Disclosures, the May 8-K Disclosures or otherwise related to the Restated Financial Statements.

1.2. Section 1.1 of the Credit Agreement shall be and hereby is further amended to amend and restate in its entirety the definition of “EBITDA” set forth therein to read as follows:

“EBITDA” means, with reference to any four-fiscal quarter period (the “Test Period”), Net Income for the Test Period plus all amounts deducted in arriving at such Net Income amount in respect of (without duplication) (i) Interest Expense for such Test Period, plus (ii) taxes (including federal, state and local income taxes) of the Hub Group for such Test Period, plus (iii) all amounts properly charged for depreciation, amortization during such Test Period on the books of the Hub Group, plus (iv) adjustments for non-cash stock-based compensation, plus (v) non-cash charges (except to the extent such non-cash charges are reserved for cash charges to be taken in the future), plus (vi) for cash charges for transaction fees, costs and expenses relating to the closing of this Agreement, Permitted Acquisitions, and dispositions of Property permitted by Section 8.8(b), plus (vii) the 2026 Expenses incurred on or prior to December 31, 2026, plus (viii) add backs consented to by the Administrative Agent so long as such addbacks do not account for more than 10% of EBITDA, plus (ix) add-backs that (1) are factually supportable and made in accordance with Regulation S-X under the Securities Act of 1933 or (2) represent demonstrable cost-savings and operating expense reductions that relate to Permitted Acquisitions or dispositions of assets or are reasonably anticipated by the Borrower to be achieved in connection with such Permitted Acquisition or disposition within the 12-month period following the consummation thereof, which the Borrower determines in good faith are reasonable and which are so set forth in a certificate of a financial officer of the Borrower delivered to the Administrative Agent, provided that amounts added back pursuant to this subclause (2) shall be permitted only to the extent the aggregate additions under subclauses (1) and (2) for such period do not exceed 10% of the amount which could have been included in EBITDA in the absence of the adjustment under this clause (ix). EBITDA shall be calculated on a pro forma basis to give effect to any Permitted Acquisition consummated at any time on or after the first day of a Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such Test Period, including cash and non-cash adjustments (including transaction fees and expenses).

1.3. Section 8.4(a) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

(a) as soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of the Borrower (or, in the case of the fiscal quarters ending March 31, 2026, June 30, 2026 and September 30, 2026, on or before November 30, 2026), a copy of the consolidated balance sheet of the Hub Group as of the last of such period and the consolidated statements of income, retained earnings and cash flows of the Hub Group for the quarter and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP and certified by its president or chief financial officer;

1.4. Section 8.4(b) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

(b) as soon as available, and in any event within 90 days after the close of each annual accounting period of the Borrower (or on or before November 30, 2026 with respect to the annual accounting period of the Borrower ending December 31, 2025), a copy of the consolidated balance sheet of the Hub Group as of the close of such period and the consolidated statements of income, retained earnings and cash flows of the Hub Group for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an audit report thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Hub Group as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of a fully executed copy of this Amendment by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.

SECTION 3. REPRESENTATIONS.

In order to induce the Administrative Agent and Required Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof that, after giving effect to this Amendment and subject to the 8-K Disclosures and the May 8-K Disclosures (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct in all material respects, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. MISCELLANEOUS.

4.1. Except as specifically amended herein, the Credit Agreement, including, without limitation, the Guarantees set forth in Section 12 thereof, shall continue in full force and effect in accordance with their respective original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

4.2. Pursuant to Section 13.4 of the Credit Agreement, the Borrower agrees to pay promptly following written demand all reasonable and documented out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.3. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

4.4. The provisions of Sections 13.17 and 13.18 of the Credit Agreement are incorporated herein mutatis mutandis.

[SIGNATURE PAGE FOLLOWS.]

This THIRD AMENDMENT TO CREDIT AGREEMENT is entered into as of the date and year first above written.

“Borrower”

HUB GROUP, INC.

By	/s/ Todd Heeter
Name: Todd Heeter
Title: Chief Financial Officer

[Hub Group Inc. – Third Amendment to Credit Agreement]

“Guarantors”

HUB CITY TERMINALS, LLC

By	/s/ Todd Heeter
Name: Todd Heeter
Title: Chief Financial Officer

HUB GROUP TRUCKING, LLC

By	/s/ Todd Heeter
Name: Todd Heeter
Title: Chief Financial Officer

HUB GROUP FINAL MILE, LLC

By	/s/ Todd Heeter
Name: Todd Heeter
Title: Chief Financial Officer

HUB GROUP DEDICATED, LLC

By	/s/ Todd Heeter
Name: Todd Heeter
Title: Chief Financial Officer

CHOPTANK TRANSPORT, LLC

By	/s/ Todd Heeter
Name: Todd Heeter
Title: Chief Financial Officer

[Hub Group Inc. – Third Amendment to Credit Agreement]

“Administrative Agent, Swingline Lender and a L/C Issuer”

BANK OF MONTREAL, as a L/C Issuer, Swingline Lender and as Administrative Agent

By:	/s/ Spencer Andrews
Name: Spencer Andrews
Title: Director

[Hub Group Inc. – Third Amendment to Credit Agreement]

“Lenders”

BANK OF MONTREAL, as a Lender

By:	/s/ Spencer Andrews
Name: Spencer Andrews
Title: Director

[Hub Group Inc. – Third Amendment to Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By	/s/ Matthew Stanisa
Name: Matthew Stanisa
Title: Vice President

[Hub Group Inc. – Third Amendment to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

[Hub Group Inc. – Third Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Shane Johnson
Name: Shane Johnson
Title: Vice President

[Hub Group Inc. – Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By	/s/ Robert L. Knowles
Name: Robert L. Knowles
Title: Sr. Vice President

[Hub Group Inc. – Third Amendment to Credit Agreement]